Goldman Sachs Trust (the “Trust”)

Goldman Sachs Domestic Equity Funds

Class A, B and C Shares of

Goldman Sachs Balanced Fund

Goldman Sachs Capital Growth Fund
Goldman Sachs Growth and Income Fund
Goldman Sachs Large Cap Value Fund
Goldman Sachs Strategic Growth Fund
Goldman Sachs Concentrated Growth Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Growth Opportunities Fund
Goldman Sachs Small/Mid Cap Growth Fund
Goldman Sachs Small Cap Value Fund

Supplement dated January 9, 2007 to the

Prospectus dated December 29, 2006

Goldman Sachs International Equity Funds

Class A, B and C Shares of

Goldman Sachs Concentrated International Equity Fund

Goldman Sachs Japanese Equity Fund
Goldman Sachs International Small Cap Fund
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs Asia Equity Fund
Goldman Sachs BRIC Fund (Brazil, Russia, India, China)

Supplement dated January 9, 2007 to the

Prospectus dated December 29, 2006

Goldman Sachs Structured Equity Funds

Class A, B and C Shares of

Goldman Sachs Structured Large Cap Value Fund

Goldman Sachs Structured Large Cap Growth Fund
Goldman Sachs Structured U.S. Equity Fund
Goldman Sachs Structured Small Cap Equity Fund
Goldman Sachs Structured International Equity Fund

Supplement dated January 9, 2007 to the

Prospectus dated December 29, 2006

     Effective January 9, 2007, the following text is added below the chart under “What Is My Minimum Investment In The Funds” in the section of the Prospectus titled “Shareholder Guide:”

     The minimum investment requirement may be waived for certain mutual fund “wrap” programs at the discretion of the Trust’s officers. No minimum amount is required for subsequent investments.

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